EXHIBIT 10.18
Sears Holdings Corporation
2013 Stock Plan

RESTRICTED STOCK UNIT
AWARD AGREEMENT:
TERMS AND CONDITIONS

This document, the Restricted Stock Unit Award Agreement (the “RSU Agreement”), sets out the Terms and Conditions of a Restricted Stock Unit Award (also referred to as RSU Awards) granted under the Sears Holdings Corporation 2013 Stock Plan (the “Plan”). Under the terms of the Plan, RSU Awards can be issued to Eligible Individuals (as such term is defined under the Plan). An Eligible Individual who is granted an RSU Award is a “Grantee”. The details of a Grantee’s RSU Award shall be set forth in the grant details page for the Grantee on the electronic website of the third party recordkeeper for the Plan (“Grant Details”).
§ 1. VESTING. The number of Restricted Stock Units (“RSUs”) shall vest on the corresponding date(s) set forth in the vesting schedule included in the Grant Details (each, a “Vesting Date”), subject to § 2 and provided that on each Vesting Date, the Grantee is an active employee of the Sears Holdings Corporation ( the “Company”) or a Subsidiary (as defined in the Plan) and has been in the continuous employment of the Company or a Subsidiary from the grant date through such Vesting Date (without consideration of any severance-related salary continuation period, if applicable).
§ 2. FORFEITURE. All unvested RSUs shall be automatically cancelled and forfeited upon Grantee's termination of employment with the Company and its Subsidiaries prior to vesting. For purposes of clarity, if Grantee is entitled to and receives severance-related salary continuation prior to vesting, any unvested RSUs shall be automatically cancelled and forfeited upon the effective date of the salary continuation period.
§ 3. PAYMENT OF AWARD.
(a)    Restricted Stock Units that vest under § 1 (the “Vested Units”) shall be paid in a lump sum as soon as practical following the applicable Vesting Date (subject to applicable withholding in accordance with § 5), but in no event later than March 15 of the year following the year of such Vesting Date. Except as set forth below, the Vested Units shall be paid out in an equivalent number of shares of the Company’s common stock; provided, however, the Grantee’s right to any fractional share of Stock shall be paid in cash.
(b)    The Grantee shall be entitled to a Dividend Equivalent Right (as defined below) for each Restricted Stock Unit. For purposes of this RSU Agreement, "Dividend Equivalent Right" means a right that entitles the Grantee to receive an amount equal to any ordinary cash dividends paid on a share of Stock, which dividends have a record date between the grant date and the Vesting Date for the Restricted Stock Unit. The amount of any Dividend Equivalent Rights on unvested Restricted Stock Units shall be treated as reinvested in additional shares of Stock on the date such dividends are paid. The Company shall pay each Dividend Equivalent Right attributable to a Vested Unit at the same time and in the same form as the Vested Unit.
(c)    Except as otherwise provided in the Plan or this RSU Agreement (including without limitation under § 7(g), the Grantee will not have any shareholder rights with respect to the Restricted Stock Units, including the right to vote or receive any dividends, unless and until shares of Stock are issued to the Grantee as payment of the vested Restricted Stock Units.

TERMS AND CONDITIONS
RESTRICTED STOCK UNIT
AWARD AGREEMENT

§ 4. RESTRICTIONS AND LIMITATIONS.
(a)    By accepting the Restricted Stock Units, the Grantee agrees not to sell Stock at a time when applicable laws or the Company’s rules prohibit a sale. This restriction will apply as long as the Grantee is an employee, consultant or director of the Company or a Subsidiary. The transferability of shares of Stock shall also be limited by any legend restricting transferability on any certificates representing such shares.
(b)    To the extent that the Grantee does not vest in any Restricted Stock Units, all interest in such units, the related shares of Stock, and any Dividend Equivalent Rights shall be forfeited. The Grantee shall have no right or interest in any Restricted Stock Unit or related share of Stock that is forfeited.
(c)    The Company shall have the right to refuse to issue or transfer any shares of Stock under this RSU Agreement if the Company acting in its absolute discretion determines that the issuance or transfer of such Stock might violate any applicable law or regulation.
§ 5. WITHHOLDING. The Grantee must pay to the Company any applicable federal, state or local withholding tax related to the Restricted Stock Units when due under applicable law. The Compensation Committee (the “Committee”) of the Company’s Board of Directors (or its authorized delegate) shall also have the right, but not the obligation, to reduce the number of shares of Stock issued to the Grantee to satisfy the minimum applicable tax withholding requirements.
§ 6. NO EMPLOYMENT RIGHTS. Nothing in the Plan or this RSU Agreement or any related material shall give the Grantee the right to continue in the employment of the Company or any Subsidiary or adversely affect the right of the Company or any Subsidiary to terminate the Grantee’s employment with or without cause at any time.
§ 7. MISCELLANEOUS.
(a)    This RSU Agreement shall be subject to all of the provisions, definitions, terms and conditions set forth in the Plan and any interpretations, rules and regulations promulgated by the Committee from time to time, all of which are incorporated by reference in this RSU Agreement. In the event of any difference between the provisions of this RSU Agreement and the terms of the Plan, the terms of the Plan will control.
(b)    The Plan and this RSU Agreement shall be governed by the laws of the State of Illinois (without regard to its choice-of-law provisions).
(c)    No rights granted under the Plan or this RSU Agreement and no Restricted Stock Units shall be transferable by the Grantee other than by will or by the laws of descent and distribution.
(d)    Any written notices provided for in this RSU Agreement that are sent by U.S. mail shall be deemed received three (3) business days after mailing, but not later than the date of actual receipt. Written notices may also be sent by electronic mail to Grantee’s Company-issued electronic mail address (or with Grantee’s advance consent to another electronic mail address provided by Grantee). Notices shall be directed, if to the Grantee, at the Grantee’s U.S. mail address or Company-issued electronic mail address (which notice may include an electronic link to the website of the third party recordkeeper that maintains the Grant Details), as indicated by the Company’s records and, if to the Company, at the Company’s principal executive office.
(e)    If one or more of the provisions of this RSU Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this RSU Agreement to be construed so as to foster the intent of this RSU Agreement and the Plan.

TERMS AND CONDITIONS
RESTRICTED STOCK UNIT
AWARD AGREEMENT

(f)    This RSU Agreement (which incorporates the terms and conditions of the Plan) constitutes the entire agreement of the parties with respect to the subject matter hereof. This RSU Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.
(g)    The Committee may from time to time amend the terms of this RSU Agreement to the extent permitted under the terms of the Plan, and the Restricted Stock Units are subject to adjustment in the event of a corporate transaction involving the Company as provided in the Plan.
(h)    The prospectus delivered to Grantee in connection with this RSU Agreement contains additional information concerning the Plan, including additional tax information.
(i)    Upon the grant of a Restricted Stock Unit Award, Grantee is deemed to have accepted the award, and thereby agrees and acknowledges that at all times, and notwithstanding any vesting or forfeiture of the Restricted Stock Units, Grantee will hold in strict confidence and will not disclose the terms of this award to any third party, except to Grantee’s spouse, financial advisor or legal counsel or as otherwise required by law. In the event Grantee discloses such information to Grantee’s spouse, financial advisor or legal counsel, such individual(s) shall also be bound by the confidentiality obligations set forth herein.

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